UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 10, 2012 (October 3, 2012)

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.
Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) On October 3, 2012, the Board of Directors of DGSE Companies, Inc., a Nevada corporation (the “Company”), approved that certain First Amendment to Employment Agreement, dated September 25, 2012 and effective September 1, 2012 and attached hereto as Exhibit 10.1 (the “Amendment”), by and between the Company and James D. Clem, the Company’s Chief Operating Officer. The Amendment amended the terms of that certain Employment Agreement, dated to be effective January 1, 2012, by and between the Company and Mr. Clem, the terms of which were described in Item 5.02 of the Company’s Current Report on Form 8-K, dated December 23, 2011 (the “Employment Agreement”) and are incorporated herein by reference.

Pursuant to the Amendment and effective September 1, 2012, Mr. Clem’s annual salary will increase from $180,000 to $325,000 as a result of a significant increase in Mr. Clem’s duties. Additionally, Mr. Clem has agreed to waive the mandatory bonus provisions of the Employment Agreement related to (i) retention and (ii) performance, respectively.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated September 25, 2012

EXHIBITS

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated September 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: October 10, 2012	By:	/s/ William H. Oyster
William H. Oyster
President and Chief Executive Officer